EXHIBIT 23.3




                          INDEPENDENT AUDITORS' CONSENT



We consent to the inclusion in the Registration Statement on Form SB-2 of Bio-One Corporation of our report dated February 25, 2002, except for Note 9 as to which the date is March 15, 2003, relating to the financial statements of Physicians Nutraceutical Laboratories, Inc. as of December 31, 2001 and for the year ended December 31, 2001, and to the reference to our firm under the caption "Experts" contained in the Registration Statement.



/s/ Stark Winter Schenkein & Co., LLP


Denver, Colorado
December 2, 2003